Exhibit 10.16

EXECUTION VERSION

SECOND AMENDMENT TO THE STYRON US HOLDING, INC.

EMPLOYMENT AGREEMENT

This Second Amendment to the Styron US Holding, Inc. Employment Agreement (this “Amendment”), dated as of October 8, 2014 (the “Amendment Date”), is entered into by and between Styron US Holding, Inc. (the “Company”) and Martin Pugh (“Executive”).

WHEREAS, Executive is employed by the Company pursuant to an employment agreement with the Company, dated March 1, 2013, as amended (the “Agreement”);

WHEREAS, Section 2 of the Agreement provides that the Employment Term will expire on March 1, 2016, but then automatically renew for a one year period unless either party notifies the other of a non-renewal;

WHEREAS, Executive and the Company wish to extend the expiration date to March 1, 2017, remove the automatic renewal mechanism and modify certain portions of the termination provisions; and

WHEREAS, Section 23 of the Agreement provides that the Agreement may be modified by a written instrument executed by Executive and the Company.

NOW THEREFORE, BE IT RESOLVED THAT: Effective on the Amendment Date:

Section 2 of the Agreement be, and hereby is, amended and restated in its entirety as set forth below:

2. EMPLOYMENT TERM. The Company agrees to employ the Executive pursuant to the terms of this Agreement, and the Executive agrees to be so employed, for a term commencing on March 1, 2013 (the “Effective Date”) and ending on March 1, 2017 (the “Expiration Date”); provided, however, that prior to such date, the parties hereto may mutually agree to extend the Expiration Date by a written instrument Notwithstanding the foregoing, the Executive’s employment hereunder may be earlier terminated in accordance with Section 7 hereof, subject to Section 8 hereof. The period of time between the Effective Date and the termination of the Executive’s employment hereunder shall be referred to herein as the “Employment Term.”

Section 7(e)(iv) of the Agreement, be, and hereby is, removed as a Good Reason trigger.

Section 7(g) of the Agreement be, and hereby is, amended and restated in its entirety as set forth below:

(g) EXPIRATION OF EMPLOYMENT TERM. Upon the Expiration Date in accordance with Section 2 hereof.

Section 8(c) of the Agreement be, and hereby is, amended and restated in its entirety as set forth below:

(c) TERMINATION FOR CAUSE OR WITHOUT GOOD REASON OR AS A RESULT OF THE EXPIRATION OF THE EMPLOYMENT TERM. If the Executive’s employment is terminated (x) by the Company for Cause or (y) by the Executive without Good Reason, the Company shall pay the Executive the Accrued Benefits other than the benefits described in Sections 8(a)(ii) and 8(a)(iii) hereof. If the Executive’s employment terminates upon the Expiration Date pursuant to Section 7(g) hereof, the Company shall pay to the Executive the Accrued Benefits.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as set forth below:

STYRON US HOLDING, INC.

By:

Name:	Christopher Pappas

Title:	Chief Executive Officer and President

Dated:	October 8, 2014

EXECUTIVE

Martin Pugh
Dated:

Signature Page to Second Amendment

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as set forth below:

STYRON US HOLDING, INC.

By:

Name:

Title:

Dated:

EXECUTIVE

Martin Pugh
Dated:	10/07/14

Signature Page to Second Amendment